UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported): December 22, 2007

SLM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of formation)	File No. 001-13251 (Commission File Number)	52-2013874 (I.R.S. employer Identification No.)

12061 Bluemont Way, Reston, VA 20190	20190
(Address of registrant’s principal executive offices)	(zip code)
Registrant’s telephone number including area code: (703) 810-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On December 12, 2007, SLM Corporation (the “Corporation”) filed with the Securities and Exchange Commission a Form 8-K announcing, in part, that June M. McCormack, executive vice president, servicing, technology and sales marketing, will be leaving the Corporation. On December 22, 2007, the Corporation and Ms. McCormack agreed on the terms and conditions of a separation agreement (the “Agreement”). The material terms of the Agreement are as follows. Ms. McCormack will receive a cash payment totaling $3,000,000 and a cash bonus of $300,000. For a 12-month period following her termination of employment, Ms. McCormack is eligible for the Corporation’s outplacement services, matching gift, financial planning and executive physical programs. She is entitled to receive continuation of employer-provided medical benefits through June 30, 2009 and credits for additional service under the Corporation’s pension program. In addition, Ms. McCormack has agreed to provide consulting services for 12 months following her termination of employment for a monthly fee of $16,500. Finally, the Agreement provides that Ms. McCormack will not compete with the Corporation for six months following her termination of employment and will not solicit or hire the Corporation’s employees for 24 months following her termination of employment.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

By: /s/ C.E. ANDREWS
Name: C.E. Andrews
Title: President

Dated: December 28, 2007